GUARANTEE

                  THIS GUARANTEE is made as of August 27, 2007.

      WHEREAS pursuant to a credit agreement (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement") made as of August 27, 2007 among Voyageur Maritime Trading Inc., an Ontario corporation (the "Borrower"), the Persons named therein as Credit Parties, GE Canada Finance Holding Company, as agent (in such capacity, the "Agent"), for itself, as Lender, and the other lenders signatory thereto from time to time (the "Lenders" and, together with Agent, collectively, the "Secured Parties"), the Lenders have agreed to make a term loan to the Borrower in the principal amount of $5,000,000 (the "Term Loan");

      AND WHEREAS in this Guarantee, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement;

      AND WHEREAS the Borrower, Voyageur Marine Transport Limited, an Ontario corporation ("Transport"), and Lower Lakes Towing Ltd., a Canada corporation (hereinafter referred to as the "Guarantor"), are entering into a contract of affreightment (the "COA") dated as of August 27, 2007 with respect to the "Maritime Trader", a self-propelled steel cargo vessel of 10,901 gross tones built in Collingwood, Ontario in 1967 by Canadian Shipbuilding & Engineering Ltd. and bearing Canadian Certificate of Registry Official Number 325744 (the "Financed Vessel");

      AND WHEREAS the Borrower and the Guarantor are entering into an option agreement (the "Option Agreement") dated as of August 27, 2007 with respect to the Financed Vessel;

      AND WHEREAS in consideration of the benefit to be realized by the Guarantor through its time charter of the Financed Vessel pursuant to the COA and its option to purchase the Financed Vessel pursuant to the Option Agreement, the Guarantor has agreed to provide certain security for up to $1,250,000 of the present and future indebtedness, liabilities and obligations of the Borrower in favour of the Secured Parties under the Credit Agreement and the other Loan Documents (collectively, the "Guaranteed Obligations");

      NOW THEREFORE THIS GUARANTEE WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 now paid by each of the Secured Parties to the Guarantor and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor covenants with each of the Secured Parties as follows:

                              ARTICLE 1 - GUARANTEE

1.01  Guarantee

      The Guarantor hereby unconditionally and irrevocably guarantees payment of the Guaranteed Obligations; provided that the recourse of the Secured Parties under and in connection with this Guarantee will be limited solely to the amount of $1,250,000, plus any amounts owing pursuant to Section 5.13 hereof. At the sole discretion of the Secured Parties but subject to Section 3.01 hereof, payment of such amount may be made by making a draw under that certain irrevocable standby letter of credit dated the date hereof (as amended, supplemented, replaced or modified, the "Letter of Credit") in the amount of $1,250,000 provided by Wachovia Bank N.A. on the application of Guarantor for the benefit of the Agent.

1.02  Obligations Absolute

      The liability of the Guarantor hereunder will be absolute and unconditional and will not be affected by:

      (a) any lack of validity or enforceability of any agreement between the Borrower and the Secured Parties;

      (b) any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

      (c) the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Borrower or any other person or the amalgamation, a merger of or any other change in the status, function, control or ownership of the Borrower, the Guarantor, the Secured Parties or any other person;

      (d) any lack or limitation of power, incapacity or disability on the part of the Borrower or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Borrower in its obligations to the Secured Parties; or

      (e) any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, the Borrower in respect of any or all of the Obligations.

                  ARTICLE 2 - DEALINGS WITH BORROWER AND OTHERS

2.01  No Release

      The liability of the Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Secured Parties in connection with any duties or liabilities of the Borrower to the Secured Parties or any security therefor including any loss of or in respect of any security received by the Secured Parties from the Borrower or others. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Secured Parties may:

      (a) discontinue, reduce, increase or otherwise vary the credit of the Borrower in any manner whatsoever; provided, that the principal amount of the credit facilities extended by the Lenders to the Borrower shall not be increased by more than $500,000 absent Guarantor's prior written consent;

      (b) make any change in the time, manner or place of payment under, or in any other term of, any agreement between the Borrower and the Secured Parties or the failure on the part of the Borrower to carry out any of its obligations under any such agreement;

      (c) grant time, renewals, extensions, indulgences, releases and discharges to the Borrower;

      (d) take or abstain from taking or enforcing securities or collateral from the Borrower or from perfecting securities or collateral of the Borrower;

      (e)   accept compromises from the Borrower;

      (f) apply all money at any time received from the Borrower or from securities upon such part of the Obligations as the Secured Parties may see fit or change any such application in whole or in part from time to time as the Secured Parties may see fit; or

      (g) otherwise deal with the Borrower and all other persons and securities as the Secured Parties may see fit.

2.02  No Exhaustion of Remedies

      The Secured Parties will not be bound or obligated to exhaust their recourse against the Borrower or other persons or any securities or collateral any may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

2.03  No Set-Off

      In any claim by the Secured Parties against the Guarantor, the Guarantor may not assert any set-off or counterclaim that either the Guarantor or the Borrower may have against the Secured Parties.


                               ARTICLE 3 - DEMAND

3.01  Demand

      Upon the occurrence of any Triggering Event (as hereafter defined), the Agent will be entitled to make demand upon the Guarantor for the payment of any or all of the Guaranteed Obligations as set forth under Section 3.02 below. For the purposes of this Agreement, the occurrence of any of the following events shall constitute a "Triggering Event":

      (a) the Debt Service Coverage Ratio of Voyageur Maritime Holdings Inc. ("Holdings") and its Subsidiaries shall on a consolidated basis be less than 1.10:1.00 on any date on which it is tested under the Credit Agreement except that, for the Fiscal Quarter ending April

            30, 2008, a Triggering Event shall instead occur if the Debt Service Coverage Ratio of Holdings and its Subsidiaries shall on a consolidated basis be less than 0.8:1.0 in respect of the period commencing on the Closing Date and ending on April 30, 2008;

      (b)   the amount outstanding under the Term Loan shall exceed the sum of
            (i) 100% of the orderly liquidation value of the Financed Vessel less (ii) the amount secured by Liens attaching to the Financed Vessel that have or may have priority to the Agent's Lien over the Financed Vessel;

      (c) the Borrower and Transport shall have (i) failed to make the Financed Vessel available to the Guarantor for loaded voyages at any time during the Navigation Season (as defined in the COA) for any reason (including force majeure) or (ii) otherwise have breached, defaulted under, or failed to perform under, the COA (any non-declaration or waiver of breach, default or non-performance by the Guarantor under the COA being ineffective for purposes of this
            Section 3.01(c)); or

      (d) an Event of Default shall occur under Section 8.1(a), (h) or (i) of the Credit Agreement.

3.02  Procedure for Exercise of Draw

      If the Agent wishes to demand payment under the Guarantee, whether pursuant to a draw on the Letter of Credit or otherwise, the Agent shall give notice in writing of its intention to demand payment to the Guarantor at the address shown in Section 5.06 (the "Trigger Notice"). The Trigger Notice shall contain a description of the Triggering Event in respect of which the Trigger Notice is delivered. Except in respect of a Triggering Event arising from an Event of Default under Section 8.1(h) or (i) of the Credit Agreement (upon which payment shall be due immediately and a draw may immediately be made under the Letter of Credit at the Agent's sole discretion), payment under the Guarantee shall be due on the 60th day (the "Draw Date") after the Guarantor's receipt of such Trigger Notice (upon which date a draw may be made under the Letter of Credit at the Agent's sole discretion) unless, prior to the Draw Date:

      (a) the Guarantor has completed its purchase of the Financed Vessel in accordance with the Option Agreement; or

      (b) the Guarantor (either alone or together with Heddle Marine Service Inc.) has made a subordinated secured loan (the "Subordinated Secured Loan") to the Borrower in an amount at least equal to the amount of the Guaranteed Obligations and otherwise on terms and conditions reasonably satisfactory to the Agent, and all or a portion of the proceeds of such loan in an amount at least equal to the amount of the Guaranteed Obligations has been paid over by the Guarantor to the Agent at the direction of the Borrower; or

      (c)   all Trigger Events have been cured or waived by the Agent.

3.03  Buy-Out Option

      Within fifteen (15) days following the receipt by the Guarantor of any notice from the Agent of an Event of Default arising under Section 8.1(h) or (i) of the Credit Agreement (which notice has not been withdrawn in writing by the Agent prior to the delivery of a Committed Buy-Out Notice (as hereinafter defined)), (i) the Guarantor shall have the right (the "Purchase Option"), by giving a written notice (a "Committed Buy-Out Notice") to the Agent to acquire on the date that is five (5) Business Days after the date of the Agent's receipt of such Committed Buy-Out Notice, from the Secured Parties all (but not less than all) of the right, title, and interest of the Secured Parties in and to the Obligations and the Loan Documents, and (ii) upon the receipt by the Agent of the Committed Buy-Out Notice, Guarantor irrevocably shall be committed to acquire, within five (5) Business Days following such receipt, from the Secured Parties all (but not less than all) of the right, title, and interest of the Secured Parties in and to the Obligations and the Loan Documents, by paying to the Agent in cash a purchase price (the "Purchase Price") equal to the sum of:

      (a) 100% of the outstanding balance with respect to the Term Loan owing to the Lenders, including, without limitation, principal, interest accrued and unpaid thereon, and any unpaid fees, to the extent earned or due and payable in accordance with the Loan Documents, and

      (b) 100% of the expenses to the extent earned or due and payable to the Secured Parties in accordance with the Loan Documents (including the reimbursement of extraordinary expenses, attorneys fees, financial examination expenses and appraisal fees);

whereupon the Secured Parties shall assign to Guarantor, without any representation, recourse, or warranty whatsoever (except that each applicable Secured Party shall warrant to Guarantor that (1) the amount quoted in writing by such Secured Party as its portion of the Purchase Price represents the amount shown as due with respect to the claims transferred as reflected on its books and records, (2) it owns, or has the right to transfer to Guarantor, the rights being transferred, and (3) the assets being transferred will be free and clear of Liens and adverse claims), their right, title, and interest with respect to the Obligations and the Loan Documents.

      The assignment by the Secured Parties of their right, title, and interest with respect to the Obligations and the Loan Documents shall be at no expense (other than the payment of the applicable Purchase Price) to Guarantor other than the reimbursement by Guarantor of the reasonable out-of-pocket expenses of the Secured Parties (including their attorneys fees) in connection with documenting and effecting such assignment and the related delivery to Guarantor of the original Loan Documents in the possession of such Secured Parties. In connection with such assignment, the Secured Parties shall deliver to Guarantor any original Loan Documents and any Collateral in their possession and shall execute such other documents, instruments, and agreements reasonably necessary to effect such assignment, whereupon such Secured Parties shall be relieved from any further duties, obligations, or liabilities to Guarantor pursuant to this Agreement.

      For greater certainty, no Secured Party shall be under any obligation pursuant to this Agreement to approve any new credit facility or amend the terms of any existing credit facility for the account of the Guarantor or Heddle Marine Service Inc. for the purpose of assisting either of them to fund the Purchase Price.

3.04  Letter of Credit

      All payments made by a draw under the Letter of Credit shall reduce any amount due hereunder on a dollar for dollar basis.

                             ARTICLE 4 - SUBROGATION

4.01  Subrogation

      The Guarantor will not be entitled to subrogation until (i) the Guarantor performs or makes payment to the Secured Parties of all amounts owing by the Guarantor to the Secured Parties under this Guarantee and (ii) the Obligations are performed and paid in full in cash. Thereafter, the Secured Parties will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

                               ARTICLE 5 - GENERAL

5.01  Representation and Warranty of the Guarantor

      The Guarantor represents and warrants that that it has not had commenced and served or threatened against it by Canada Steamship Lines Inc. ("CSL") or the Seafarers' International Union of Canada ("SIU") any litigation, labor action, or other claim in connection with its charter of the Financed Vessel, the operation of the Financed Vessel on the Great Lakes or St. Lawrence Seaway, or the potential acquisition of the Financed Vessel by the Guarantor.

5.02  Binding Effect of the Guarantee

      This Guarantee will be binding upon the successors of the Guarantor and will enure to the benefit of the Secured Parties and their respective successors and permitted assigns.

5.03  Entire Agreement

      This Guarantee constitutes the entire agreement between the Guarantor and the Secured Parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties except as expressly set forth herein. The Secured Parties will not be bound by any representations or promises made by the Borrower to the Guarantor, and possession of this Guarantee by the Secured Parties will be conclusive evidence against the Guarantor that the Guarantee was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with and this Guarantee will be operative and binding notwithstanding the non-execution thereof by any proposed signatory.

5.04  Amendments and Waivers

      No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Agent. No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

5.05  Severability

      If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

5.06  Notices

      All notices and other communications provided for herein shall be in writing and shall be delivered as follows:

            (i)   if to be sent to the Guarantor, at:

                  Lower Lakes Towing Ltd.,
                  P.O Box 1149, 517 Main Street, Port Dover,
                  Ontario, Canada  N0A 1N0
                  Attention: Scott Bravener, President
                  or Fax: (519) 583-0982
                  sbravener@lowerlakes.com

            (ii)  if to be sent to the Agent, at:

                  GE Canada Finance Holding Company
                  123 Front Street West
                  Suite 1400, P.O. Box 14
                  Toronto, ON
                  M5J 2M2

                  Attention: Voyageur Account Manager

                  Telecopier No.:       (416) 202-6226
                  Telephone No.:        (416) 202-6200

                  With copies to:

                  McCarthy Tetrault LLP
                  Suite 4700
                  Toronto Dominion Bank Tower
                  Toronto-Dominion Centre
                  Toronto, Ontario
                  M5K 1E6

                  Attention:    Joel Scoler / Kevin Wright

                  Telecopier No.:       (416) 868-0673
                  Telephone No.:        (416) 362-1812

                  and:

                  General Electric Capital Corporation
                  401 Merritt 7
                  Norwalk, CT
                  06851
                  U.S.A.

                  Attention:    Voyageur Account Manager

                  Telecopier No.:       (203) 956-4001
                  Telephone No.:        (203) 229-1800

5.07  Discharge

      The Guarantor will not be discharged from any of its obligations hereunder except by a release or discharge signed in writing by the Agent.

5.08  Governing Law

      This Guarantee will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5.09  Headings

      The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Guarantee. The terms "hereof", "hereunder" and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

5.10  Extended Meanings

      In this Guarantee words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

5.11  Currency

      All amounts in this Guarantee are stated and are to be calculated in Canadian currency.

5.12  Executed Copy

      The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.

5.13  Costs and Expenses

      The Guarantor shall pay on demand by Agent any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by Agent in enforcing any of its rights under this Guarantee.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                     LOWER LAKES TOWING LTD.

                                     By:    /s/ Scott Bravener
                                            ------------------------------------
                                     Name:  Scott Bravener
                                            ------------------------------------
                                     Title: President
                                            ------------------------------------


                                     GE CANADA FINANCE HOLDING COMPANY, as Agent


                                     By:    /s/ Colin Woodyard
                                            ------------------------------------
                                     Name:  Colin Woodyard
                                            ------------------------------------
                                     Title: Vice President
                                            ------------------------------------